Exhibit 10.2

Execution Version

Sub-Adviser Expense Reimbursement Limitation Agreement

Reference is made to the Interim Investment Sub-Advisory Agreement (such agreement or the most recent successor agreement between the parties thereto relating to sub-advisory services to the Trust (as defined below) being referred to herein as the “Sub-Advisory Agreement”), dated as of July 30, 2026 (the “Effective Date”) among XAI Floating Rate & Alternative Income Trust, a Delaware statutory trust (the “Trust”), XA Investments LLC, a Delaware limited liability company (the “Adviser”), and Rockford Tower Asset Management, L.L.C., a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, Section 9(d) of the Sub-Advisory Agreement provides that the Trust may, if and to the extent approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any party to the Sub-Advisory Agreement, from time to time reimburse the Sub-Adviser for certain costs and expenses incurred by the Sub-Adviser in connection with the management of the Trust’s assets;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.	Annual Operating Expense Reimbursement Limitation

The Trust shall not reimburse expenses of the Sub-Adviser in excess of 0.07% per annum of the Trust’s Net Assets. “Net Assets” means the total assets of the Trust, minus its total liabilities, determined in accordance with the Trust’s valuation procedures adopted by the Board of Trustees.

2.	Fund Expense Limitation Arrangements

No reimbursement of expenses will be made for any period during which the Trust is subject to an operating expense limitation or expense reimbursement arrangement with the Adviser and/or the Sub-Adviser, if such reimbursement would cause the Trust’s operating expenses to exceed the applicable operating expense limitation or expense reimbursement amount in effect at the time of reimbursement. Any eligible expenses incurred by the Sub-Adviser during such period may be carried forward for a period of up to three years and reimbursed thereafter, provided that such reimbursement does not cause the Trust’s operating expenses to exceed the applicable operating expense limitation or expense reimbursement amount in effect at the time of reimbursement.

3.	Miscellaneous

(a)       This Agreement will immediately terminate upon any termination of the Sub-Advisory Agreement.

(b)       No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

(c)       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND ANY RIGHT TO SEEK PUNITIVE OR CONSEQUENTIAL DAMAGES.

(d)       If any provision of this Agreement is invalid, illegal, or unenforceable under applicable law of mandatory application, the validity, legality, and enforceability of that provision or condition in other instances and of the remaining provisions and conditions are not in any way affected thereby.

(e)       Nothing contained in this Agreement will be deemed to require the Trust to take any action contrary to the Trust’s Amended and Restated Agreement and Declaration of Trust or By-laws, as they may be amended and/or restated from time to time, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust.

(f)        This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

(g)       This Agreement may be executed in counterparts by the parties hereto, each of which when executed is deemed to be an original and all of which together are deemed to be one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)       This Agreement constitutes the entire understanding and agreement, and supersedes any and all other proposals, understandings, and agreements among the parties with respect to the subject matter hereof.

(i)        Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Sub-Advisory Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

XAI FLOATING RATE & ALTERNATIVE INCOME TRUST

By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary & Chief Legal Officer

XA INVESTMENTS LLC

By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Managing Director & General Counsel

ROCKFORD TOWER ASSET MANAGEMENT, L.L.C.

By:	/s/ Kristerfor T. Mastronardi
	Name:	Kristerfor T. Mastronardi
	Title:	Authorized Signatory

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